Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 4, 2004, relating to the financial statements of CrystalTech Web Hosting, Inc., which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

June 25, 2004